For Immediate Release

EDWARD BERNARD NOMINATED FOR ELECTION TO LPL FINANCIAL BOARD OF DIRECTORS

Current director James Riepe will not seek reelection at the 2020 annual meeting

CHARLOTTE, N.C. - Feb. 20, 2020 - LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced that James Riepe, a member of the company’s board of directors since 2008, will not seek reelection after his current term expires at the 2020 annual meeting of stockholders. Edward Bernard will be nominated for election as a new independent director at the annual meeting, which will be held on May 6, 2020.

“On behalf of the entire Board, I want to thank Jim for his time, dedication and commitment over the past 12 years as a director. We wish him all the best in the future,” said James Putnam, chair of the LPL Board. “We are pleased to nominate Ed to stand for election to the board. With more than 30 years of experience in investment management, Ed is highly qualified and has a deep understanding of the financial services industry. He will bring valuable perspectives and insights, including the use of technology and analytics as a competitive differentiator, as we continue to execute our strategy and drive profitability.”

Bernard holds a broad array of executive leadership experience in the wealth management industry, having most recently served as the vice chair of the board of directors of T. Rowe Price Group, Inc. (TRP), a global investment management firm. Bernard served as a vice president of TRP from 1989 to 2018 and as a member of its management committee. He oversaw TRP’s marketing, distribution, client service, information technology and communications activities from 2006 to 2018. Additionally, he was chair of the board of all sponsored TRP mutual funds and trusts and, from 1996 to 2018, served as president or chair of T. Rowe Price Investment Services, a registered broker/dealer. He previously served as chair of the board of governors and as a member of the executive committee of the Investment Company Institute, the national trade association for the mutual fund industry. He graduated from Brown University and earned his Master of Business Administration from New York University.

“I am so honored to be nominated for election to the LPL board of directors,” Bernard said. “It is an exciting time as LPL continues to extend its market leadership position in serving independent financial advisors. I look forward to working with LPL’s management team and directors to further the company’s mission to take care of its advisors so they can take care of their clients, drive LPL’s strategy forward and enhance value for all LPL stakeholders.”

LPL’s board of directors currently consists of firm President and CEO Dan Arnold, Paulett Eberhart, William Glavin Jr., Allison Mnookin, Anne Mulcahy, James Putnam, James Riepe, Richard Schifter and Corey Thomas.

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Forward-Looking Statements
Statements in this press release, including those relating to the future composition of the Company’s board of directors, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of February 20, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2019 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring hereafter, even if its estimates, views or plans change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to February 20, 2020.

About LPL Financial
LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market and the nation’s largest independent broker-dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.
*Based on total revenues, Financial Planning magazine June 1996-2019

LPL Financial. Member FINRA/SIPC

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